CERTIFICATE OF MERGER
                              VDC CORPORATION LTD.
                                      INTO
                            VDC COMMUNICATIONS, INC.

        The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the name and state/country of incorporation of each of the constituent corporations of the merger is as follows:

                     NAME                         STATE/COUNTRY OF INCORPORATION

           VDC Corporation Ltd.                             Bermuda
           VDC Communications, Inc.                         Delaware

        SECOND:That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 253 of the General Corporation Law of the State of Delaware.

        THIRD:   That  the  surviving   corporation   of  the  merger   is   VDC
Communications, Inc.

        FOURTH:That  the  certificate of  incorporation  of Vdc  Communications,
Inc.,  a  Delaware  Corporation,   the  surviving  corporation,   shall  be  the
Certificate of Incorporation of the surviving corporation.

        FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 75 Holly Hill Lane, Greenwich, CT 06830.

        SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

        SEVENTH:      The authorized capital stock for VDC Corporation  Ltd.  is
50,000,000 shares of common stock at $2.00 par value per share.

        IN WITNESS WHEREOF, VDC Communications, Inc. has caused the Certificate to be signed by Frederick A. Moran, its authorized officer, this 5th day of November, 1998.

                                             VDC COMMUNICATIONS, INC.


                                              By: /s/ Frederick A. Moran
                                                  ------------------------
                                                  Frederick A. Moran, President